CUSTODIAN AGREEMENT
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         This Agreement, dated as of June 1, 2007, is by and between FIFTH THIRD FUNDS, a Massachusetts business trust (the "FUND"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "CUSTODIAN").

                                   WITNESSETH:

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund intends that this Agreement be applicable to the portfolios listed on Exhibit A hereto (such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 18, are referred to herein as the "PORTFOLIO(S)");

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.        EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities that the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN securities"). The Fund, on behalf of the Portfolio(s), agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios ("SHARES") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

Upon receipt of "PROPER INSTRUCTIONS" (as such term is defined in Section 6 hereof), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Fund (the "BOARD") on behalf of the applicable Portfolio(s). The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY
           THE CUSTODIAN IN THE  UNITED STATES

         SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. SECURITIES SYSTEM").

         SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of such collateral as the Fund shall have specified to the Custodian in Proper Instructions;

     11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent for the Fund (the "TRANSFER AGENT") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "PROSPECTUS"), in satisfaction of requests by holders of Shares for repurchase or redemption;

     15) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

     16) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

         SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 ACT"). Funds held by the Custodian for a Portfolio may be deposited in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board, and provided further, that the appointment of such banks or trust companies and maintenance of any cash of the Fund shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations under this Agreement. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The Custodian shall credit income to the Fund as such income is received or in accordance with Custodian's then current payable date income schedule. Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Fund may be charged at the Custodian's applicable rate for time credited. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

         SECTION 2.6A PAYMENT OF FUND MONIES. The Custodian shall pay out monies of a Portfolio as provided in Section 5 and otherwise upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) in accordance with customary or established market practices and procedures, including, without limitation, delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such securities or evidence of title to such futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer or in the case of options on securities against delivery to the Custodian (or any institution) of such receipts as are required by the customs prevailing among dealers in such options; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3)   For the redemption or repurchase of Shares issued as set forth in
          Section 2.6B hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends or capital gain distributions on Shares declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short;

     7) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

     8) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     SECTION 2.6B PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES. The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

         From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

         SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

         SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

         SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio,
(ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

         SECTION 2.10 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

         SECTION 2.11 PROXIES. The Custodian shall deliver promptly to the Fund or its designated agent all proxies and all proxy solicitation materials registered in the name of the Portfolio. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted .

         SECTION 2.12 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the Fund for each applicable Portfolio all written information received by the Custodian regarding any class action or other litigation in connection with Portfolio securities or other assets issued in the United States and then held, or previously held, during the term of this Agreement by the Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.12.


SECTION 3.   PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

     SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

     SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

     3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject and pursuant to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

     3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

     (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor
(i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

     3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Fund's Adviser shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

     3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

     3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the

Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

     3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

     SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

     3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

     3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.


 SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES

     SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

     4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

    (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

    (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

   (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) for delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio;

     (xi) in connection with the lending of foreign securities; and

    (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

     4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

    (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) for delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

    (vii) in connection with the borrowing or lending of foreign securities;
          and

   (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the applicable Portfolio as such income is received or in accordance with Custodian's then current payable date income schedule. Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Portfolio may be charged at the Custodian's applicable rate for time credited. Income on securities loaned other than from the Custodian's securities lending program shall be credited as received

     SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the Fund all written information received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios regarding any class action or other litigation in connection with Portfolio foreign securities or other assets issued outside the United States and then held, or previously held, during the term of this Agreement by the Custodian via a Foreign Sub-Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 4.9.

     SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and will comply with the provisions of Section (c)(2) of Rule 17f-5 under the 1940 Act, including a provision to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

     SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

     SECTION 4.12. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.


SECTION 5. CONTRACTUAL SETTLEMENT SERVICES.

     The Custodian shall, in accordance with the terms set out in this Section 5, debit or credit the appropriate cash account in connection with the purchase of securities and proceeds of the sale of securities on a contractual settlement basis (the "Contractual Settlement Services").The Contractual Settlement Services shall be provided for such instruments and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services under this Agreement at its sole discretion immediately upon notice to the Fund (in writing, including without limitation e-mail, if circumstances permit) in the event of force majeure events affecting settlement, which may include a disorder in markets, or other changed external business circumstance affecting the markets or the Fund's assets that is beyond the Custodian's reasonable control.

The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market. The Custodian shall promptly recredit such amount at the time that an authorized person notifies the Custodian by Proper Instruction that such transaction has been cancelled.

With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the "Settlement Amount") shall be made to the appropriate cash account as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market. Such provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agents having possession of the asset or assets associated with the transaction in good deliverable form and not being aware of any facts which would lead any of them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Fund shall be responsible for any costs or liabilities resulting from such reversal. In the case of a provisional credit, upon reversal a sum equal to the amount credited to the Fund shall become immediately due and payable to the Custodian.

     In the event that the Custodian is unable to debit an account held hereunder, and the Fund fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with this Agreement, (i) the Custodian may charge the Fund for reasonable costs and expenses associated with providing the provisional credit, including without limitation the reasonable cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such reasonable costs and expenses shall be considered an advance of cash for purposes of this Agreement and (iv) the Custodian shall have the right to reasonably setoff against any property and the discretion to reasonably sell, exchange, convey, transfer or otherwise dispose of any property at any time held hereunder to the full extent necessary for the Custodian to make itself whole.

SECTION 6. PROPER INSTRUCTIONS

Proper Instructions, which may also be standing instructions, as used throughout this Agreement, shall mean instructions received by the Custodian from the Fund, the Fund's investment manager, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this Agreement. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement that requires a segregated asset account in accordance with Section
2.10 of this Agreement. The Fund or the Fund's investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.


SECTION 7.    ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.


SECTION 8.    EVIDENCE OF AUTHORITY

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of the Fund ("CERTIFIED RESOLUTION") as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.


SECTION 10.    RECORDS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.


SECTION 11.    OPINION OF FUND'S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 12.    REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a "SECURITIES SYSTEM"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 13.    COMPENSATION OF CUSTODIAN

In consideration for its services hereunder, the Fund will pay to Custodian the compensation set forth in a separate fee schedule, incorporated herein by reference, to be agreed to in writing by the Fund and Custodian from time to time, and, upon demand, reimbursement for reasonable out-of-pocket costs and expenses incurred by Custodian in connection with the performance of services hereunder, such reimbursements to be made thirty (30) days from receipt of Custodian's statements by the Fund. Custodian agrees that all reimbursable travel expenses will be subject to a corporate travel policy designed to manage such expenses at a commercially reasonable level.

SECTION 14.    RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, bad faith or willful misconduct, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel that is reasonably competent in such matters (who may be counsel for the Fund) and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Fund and the Portfolios for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or

Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its duly-authorized investment manager or investment advisor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits;
(vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and
(vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

The Custodian shall timely deliver such management reports as the parties mutually agree upon. In no event shall either party be liable for indirect, special or consequential damages.

SECTION 15.       EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

This Agreement shall become effective as of its execution and shall continue in full force and effect for a period of three (3 ) years from that date (the "Initial Term"). Following the Initial Term, this Agreement may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing. In addition, either party may terminate this Agreement with immediate effect at any time upon written notice if:

     1) The other party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or such party shall take any corporate action to authorize any of the preceding actions;

     2) The other party shall commit any material breach hereunder, which breach, although capable of remedy within sixty (60) days, has not been remedied by such party within sixty (60) days after receipt of written notice specifying the nature of the breach, provided that the parties shall have completed the escalation procedure described in Section 29 below;

     3) The other party shall commit any material breach hereunder, which breach cannot be remedied with reasonable efforts within sixty (60) days after receipt of written notice specifying the nature of the breach; provided, that if within such sixty (60) day period the other party has commenced and is diligently pursuing efforts to remedy such breach, such party shall have a reasonable period of time in which to effect a remedy; provided further, that the parties shall have completed the escalation procedure described in
     Section 29 below; or

4) The other party shall commit any act of fraud or willful or intentional misconduct in the performance of its obligations hereunder. Upon termination of the Agreement, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements.

Upon the termination of this Agreement for any reason, and provided that Custodian and the Fund agree in writing upon the compensation to be paid by the Fund, for a period of up to six (6) months Custodian will perform such services as the parties in good faith agree in writing are reasonably necessary to facilitate the orderly transfer of the Fund's assets and the functions, responsibilities, tasks and operations comprising the services provided by Custodian hereunder to the successor custodian ("Services Transfer Assistance"). Notwithstanding the foregoing, Custodian shall not be required to disclose any proprietary or confidential material to any successor custodian or other third party, nor shall it be required to obtain or develop any data not produced as part of the services hereunder. Services Transfer Assistance shall be in addition to the continued provision by Custodian of the services hereunder. Notwithstanding anything contained in this Agreement to the contrary, the term of this Agreement and the fee schedule shall continue in full force and effect so long as Custodian provides the Services Transfer Assistance. In the event of a termination by Custodian due to the Fund's material breach of this Agreement, all compensation and reimbursable expenses of Custodian shall be payable by the Fund in advance.

This Agreement may be amended at any time by mutual agreement of the parties hereto. The Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Declaration of Trust.


SECTION 16.    SUCCESSOR CUSTODIAN

If a successor custodian for one or more Portfolios shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 17.       INTERPRETIVE AND ADDITIONAL PROVISIONS

In connection with the operation of this Agreement, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 18.       ADDITIONAL FUNDS

In the event that the Fund establishes one or more series of Shares in addition to the portfolios listed on Exhibit A with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

SECTION 19.       MASSACHUSETTS LAW TO APPLY

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 20.       PRIOR AGREEMENTS

This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

SECTION 21.       NOTICES.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.


To the Fund:               FIFTH THIRD FUNDS
                           38 Fountain Square Plaza

                           MD 1090D2
                           Cincinnati, OH 45263
                           Attention: Richard B. Ille
                           Telephone: 513.534.7583
                           Telecopy: 513.534.4312


To the Custodian:          STATE STREET BANK AND TRUST COMPANY
                           801 Pennsylvania Avenue
                           Kansas City, MO 64105
                           Attention: Vice President, Fifth Third Funds Services
                           Telephone: 816-871-4100
                           Telecopy: 816-871-9675

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 22.   REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 23.    [INTENTIONALLY OMITTED].

SECTION 24.    SHAREHOLDER COMMUNICATIONS ELECTION

SEC Rule 14b-2 requires banks that hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

SECTION 25.  MASSACHUSETTS BUSINESS TRUST.

The parties expressly agree that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund personally, but shall bind only the trust property of the Fund. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Fund, acting as such, and neither such authorization by the Trustees nor such execution and deliver by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Fund as provided in the Fund's Declaration of Trust.

SECTION 26.  DISASTER RECOVERY

         The Custodian shall implement and maintain reasonable disaster recovery and business continuity procedures that are reasonably designed to recover data processing systems, data communications facilities, information, data and other business related functions of the Custodian in a manner and time frame consistent with legal, regulatory and business requirements applicable to the Custodian in its provision of services hereunder. In the event of any disaster which causes a business interruption, the Custodian shall act in good faith and take reasonable steps to minimize service interruptions.

SECTION 27.  SARBANES-OXLEY COMPLIANCE

Upon request of the Fund, the Custodian will provide to the Fund in connection with any periodic annual or semi-annual shareholder report filed by the Fund or, in the absence of the filing of such reports, on a quarterly basis, a sub-certification pursuant to the Sarbanes-Oxley Act of 2002 with respect to the Custodian's performance of the services set forth in this Agreement and its internal controls related thereto. The Custodian reserves the right to amend and update its sub-certifications provided hereunder from time to time in order to address changing regulatory and industry developments.


SECTION 28.  ASSIGNMENT

Except as otherwise set forth herein, this Agreement may not be assigned by either party without the written consent of the other; however, this Agreement shall be binding on and shall inure to the benefit of State Street and the Fund and their respective successors and permitted assigns.

State Street shall have the right to delegate and sub-contract for the performance of any or all of its duties hereunder, provided that State Street shall remain responsible for the performance of such duties and all the terms and conditions hereof shall continue to apply as though State Street performed such duties itself.

SECTION 29.       ESCALATION PROCEDURE

In the event of a claim by either party alleging that the other party has failed to fulfill its duties and obligations under this Agreement in a material respect, or any other material dispute relating to this Agreement, the matter may be referred by the aggrieved party by written notice to the other party to a Joint Services Committee ("JSC"), consisting of an equal number of representatives appointed to represent each party. The purpose of a referral to the JSC shall be to attempt in good faith to resolve the matter referred to it, which may include, without limitation:

     (a) developing and overseeing the implementation of agreed-upon operational changes necessary to resolve the matter;

     (b) approving and overseeing the implementation of alternative policies and procedures which meet the parties' respective business requirements; and/or

     (c) otherwise finding a mutually agreed-upon solution.

If the JSC cannot agree in writing within thirty (30) days of its first meeting on a course of action to resolve the matter, or if despite implementation of the JSC's recommendations, a party still consistently fails to meet in a material respect its duties and obligations under this Agreement that were the subject of the consultation, or fails to meet any revised obligations agreed upon as a result of the consultation, then the aggrieved party may, by written notice to the other party, refer the matter for attempted resolution to a group consisting of the senior business and relationship management officers of each party ("Executive Officers"). The Executive Officers shall meet as promptly as reasonably possible after the notice is received and shall negotiate in good faith to attempt to resolve the matter within thirty (30) days of the date of the referral.

                     [Rest of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative.

FIFTH THIRD FUNDS                           FUND SIGNATURE ATTESTED TO BY:


By:      _________________________          By:      ____________________

Name:    _________________________          Name:    ____________________

Title:   _________________________          Title:   ____________________


STATE STREET BANK AND TRUST COMPANY         SIGNATURE ATTESTED TO BY:

By:      ________________________           By:      _____________________

Name:    ________________________           Name:
                                                     _____________________

Title:   ________________________           Title:   _____________________

                                    Exhibit A

                                  List of Funds